UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report: (Date of earliest event reported) February 4, 2005



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247                16-0393470
(State or other jurisdiction         (Commission           (I.R.S. Employer
of incorporation)                    File Number)          Identification No.)


One Riverfront Plaza, Corning, New York                     14831
(Address of principal executive offices)                    (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

     The following information is furnished pursuant to Item 2.02 "Results of Operation and Financial Condition" and Item 7.01 "Regulation FD Disclosure". On February 4, 2005, Corning Incorporated issued a press release concerning remarks at its annual investors meeting in New York City today, including certain 2004 results and reaffirming guidance for the first quarter of 2005. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

     The information in this report,  being furnished  pursuant to Item 2.02 and
7.01 of Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liabilities of the Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.        Financial Statements and Exhibits

(c)      Exhibit

         The following exhibit is furnished with this Form 8-K:

         99       Press release dated February 4, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CORNING INCORPORATED
                                    Registrant



Date: February 4, 2005              By /s/  KATHERINE A. ASBECK
                                           ------------------------------------
                                           Katherine A. Asbeck
                                           Senior Vice President and Controller

                                                                    Exhibit 99



FOR RELEASE -- FEBRUARY 4, 2005

Media Relations Contact:                    Investor Relations Contact:
Daniel F. Collins                           Kenneth C. Sofio
(607) 974-4197                              (607) 974-7705
collinsdf@corning.com                       sofiokc@corning.com

                      Corning is Well Positioned for Growth
                        LCD TV to help drive glass demand
                      Company's financial position improved

CORNING, N.Y. -- Continued investments in three major business growth opportunities and a significantly improved balance sheet has Corning Incorporated (NYSE: GLW) well positioned for success, Wendell P. Weeks, president and chief operating officer, will tell investors today. Weeks and other Corning executives will address an audience of more than 300 financial analysts and investors at the company's annual investors meeting beginning at 9 a.m. at the Mandarin Oriental Hotel in New York.

In an opening address to conference attendees, James R. Houghton, chairman and chief executive officer, will say, "Corning is a unique company...we are a company devoted to creating innovations that are useful to society and become successful businesses for Corning." He will explain that Corning has repeatedly brought forth innovations "that truly helped to change society," highlighting Corning's invention of the glass light bulb which led to the commercialization of electricity, the creation of the color picture tube which revolutionized the television industry, and optical fiber which has helped make the internet a reality.

Houghton also will reiterate his announcement of Jan. 26 that he will turn over the role of chief executive officer to Weeks at the company's annual shareholders' meeting on April 28 and retain his position as chairman of the board of directors. Peter F. Volanakis, current president of Corning Technologies, will become chief operating officer.

Leadership Priorities
Weeks will tell investors, "Corning has a much stronger balance sheet today than when we began our restructuring program in 2001. We have reduced the company's overall debt by more than $2 billion and improved our operating cash flow to over $1 billion last year. We have seen a $1 billion turn-around in our profitability before special items over the past two years." This is a non-GAAP financial measure. This and all non-GAAP financial measures disclosed during the annual investors meeting are reconciled on the company's investor relations Web site and in attachments to this news release.

                                     (more)

Corning is Well Positioned for Growth
Page Two

While addressing Corning's 2005 priorities, Weeks will say, "We must continue to improve the company's overall profitability, generate positive free cash flow, and manage our significant capital spending investments for future growth. We are optimistic that we will achieve an investment grade credit rating this year." Weeks will also emphasize that this year is critical to Corning's growth businesses, adding, "We will learn a lot about how ambitious the regional bell operating companies will be with their fiber build outs, engine manufacturers will announce their 2007 platform choices for diesel emissions control and we will see if continued retail price declines spur consumer demand for LCD televisions."

Growth Opportunities
Telecommunications
Larry Aiello, president and chief executive officer of Corning Cable Systems, will tell investors that while the overall telecommunications industry is showing some signs of improvement, there remains significant excess capacity in the fiber and cable industry. "We are seeing public policy improvements that encourage investment by telecommunications customers, while profitable broadband service models are emerging among providers, and overall network demand is increasing," he will say. "A sustainable industry recovery must ultimately be led by strong customer demand for new service capabilities. As broadband subscriber growth continues, service and product requirements will increase. Optical fiber is the gold standard to deliver these end-user requirements," Aiello will say. "For example, a broadband subscriber with fiber-to-the-premises could download the movie, `The Matrix Reloaded' in only 520 seconds, while a dial-up telephone connection would tie up the line for 11 days. And it would take almost two and half hours to download this movie with a cable modem," he will state.

Corning will note that Verizon's FTTP project successfully passed more than one million homes last year and they plan to add an additional two million homes this year. Corning's total revenue opportunity for each home passed is between $130 and $220. Additionally, SBC and Bell South have begun fiber-based network infrastructure projects which may provide $35 to $55 per home in potential revenue opportunities for Corning.

Diesel Products
Volanakis will tell investors that while the global diesel product market is about $200 million today, growth will accelerate strongly after 2006 driven by U.S. regulatory requirements and could reach a $1 billion market in 2008. "This is a very important year for us in the heavy duty diesel engine market. Diesel manufacturers will be making decisions for the 2007 vehicle engine platforms and we believe we are extremely well positioned in this market. We have already received several letters of intent from engine manufacturers and expect these will lead to supply agreements this year," he will say.

                                     (more)



Corning is Well Positioned for Growth
Page Three

Display Technologies
Corning will tell investors that overall market demand for liquid crystal display (LCD) glass is expected to grow between 40 percent and 60 percent in 2005 and continue to grow at a compound annual rate of 40 percent through 2007. "Corning's current view of this year's market growth is that it will be above 50 percent," Volanakis will say.

"The majority of the recent growth has been the result of LCD monitors replacing the traditional desktop CRT and steady increases in notebook computers. However, in 2005, LCD TV will continue its momentum, creating a third wave of glass demand for our industry," Volanakis will say.

LCD TV's were 5 percent of all televisions sold in 2004 and the company believes they will reach 10 percent market penetration in 2005. Corning will say that LCD TV's may account for as much as 21 percent of the world's television unit sales by 2007. LCD glass for TV, currently at 75 million square feet of demand will grow to more than 500 million square feet in 2007. Volanakis will tell investors that they should not focus on U.S. LCD TV sales alone in order to determine global market demand or trends. More than 75 percent of the world's televisions are sold outside of North America.

Regarding LCD glass price declines, Volanakis will say, "Historically, we have seen a compound annual rate of decline near 5 percent. We expect to see price declines on LCD glass in this range during the first quarter of this year after two years of price stability. However, we anticipate that our continued focus on manufacturing cost reduction will allow us to maintain our gross margins despite expected price declines this year."

Financial Outlook
James B. Flaws, vice chairman and chief financial officer, will tell attendees, "Corning has been on a journey with three phases. We wanted to improve our profitability and we have done that. We have a goal of returning to an investment grade credit rating by 2005 and believe that we have made significant progress toward that goal. And, we want to achieve top quartile financial performance by 2007."

He will tell investors that Corning expects its capital expenditures to be in the range of $1.2 billion to $1.4 billion in 2005, with approximately 75 percent of this funding for LCD expansions. The majority of the LCD capital spending is for previously announced expansion projects. He will note that the company's LCD expansions are paced by the industry's growth patterns and remain modular as they can be adjusted according to actual market demand. Flaws will also say that the company has a goal to achieve positive free cash flow again in 2005.

                                     (more)



Corning is Well Positioned for Growth
Page Four

First-Quarter Outlook
Corning will also reaffirm its first-quarter guidance of sales in the range of $980 million to $1.03 billion and earnings per share, before special items, in the range of $0.11 to $0.13. This is a non-GAAP financial measure. Company officials will tell investors they expect Corning's total LCD glass volume, for the combination of its wholly-owned business and 50 percent owned equity venture Samsung Corning Precision Glass Co. Ltd., to increase sequentially for the first quarter in the range of 5 percent to 10 percent and LCD glass pricing could decline by about 5 percent. Sequential optical fiber volume will be in the range of flat to a 10 percent decline and pricing should decline by less than 5 percent. The company's sales of premium fiber will be less than 10 percent.

Conference Broadcast Information
Corning will make the presentation at its annual investor conference available to the public by webcast and telephone access. The broadcast will be held today at 9 a.m. EST. The dial-in number is (212) 547-0204. The password is Investor. The leader is Sofio. A replay of the call will begin at approximately 3:30 p.m. and will run through 5 p.m. EST on Friday, Feb. 18, 2005. To access the replay, dial (402) 220-3037; a password is not required. A live audio webcast will be available at http://www.corning.com/investor_relations/ and will remain there for 14 days following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning's non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company's non-GAAP measures exclude adjustments to asbestos settlement reserves required by movements in Corning's common stock price, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies, and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. These non-GAAP measures are reconciled on the company's Web site at www.corning.com/investor-relations and accompany this news release.

About Corning Incorporated
Corning Incorporated (www.corning.com) is a diversified technology company that concentrates its efforts on high-impact growth opportunities. Corning combines its expertise in specialty glass, ceramic materials, polymers and the manipulation of the properties of light, with strong process and manufacturing capabilities to develop, engineer and commercialize significant innovative products for the telecommunications, flat panel display, environmental, semiconductor, and life sciences industries.

                                     (more)

Corning is Well Positioned for Growth
Page Five

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic and political conditions; tariffs, import duties and currency fluctuations; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; cost reductions; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the liquid crystal display industry and other businesses; changes in the mix of sales between premium and non-premium products; facility expansions and new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; ability to obtain financing and capital on commercially reasonable terms; adequacy and availability of insurance; capital resource and cash flow activities; capital spending; equity company activities; interest costs; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; changes in key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                          Year Ended December 31, 2004
                        (Unaudited; amounts in millions)

-------------------------------------------------------------------------------
Corning's comment, "We have a $1 billion turn-around in our profitability before special items over the past two years." is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting a non-GAAP improvement in net income is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.
-------------------------------------------------------------------------------

                                                            Net Income                              Improvement
                                                 For the years ended December 31,       ----------------------------------
                                               -------------------------------------      2004       2003
                                                2004 (a)     2003 (a)       2002        vs. 2003   vs. 2002    Cumulative
                                               -----------  -----------  -----------    --------   --------    ----------
Net income, excluding special items            $    674     $     128    $    (392)     $   546    $   520     $  1,066
                                                                                        =======    =======     ========

Special items:
Restructuring, impairment and other
  (charges) and credits (b)                      (1,802)          (26)      (1,462)

Asbestos settlement                                 (30)         (263)

(Loss) gain on repurchases and retirement
  of debt, net (c)                                  (34)           12          108

(Provision) benefit for income taxes               (937)

Equity in earnings of associated
  companies, net of impairments (d)                 (56)          (74)         (34)

Income from discontinued operations (e)              20                        478
                                               --------     ---------    ---------

Net loss                                       $ (2,165)    $    (223)   $  (1,302)
                                               ========     =========    =========

(a) For 2004 and 2003, refer to separate reconciliations of non-GAAP financial measure to the comparable GAAP measure on Corning's web site at www.corning.com/investor-relations for an explanation of the special items being excluded.

2002 Special Items:

(b) Corning recorded total net charges of $2.08 billion ($1.462 billion after-tax and minority interest) related to the following significant actions: restructuring charges of $1.271 billion ($929 million after-tax and minority interest) for the closure of facilities, workforce reductions and abandonment of certain construction projects, mostly in our Telecommunications segment; $400 million ($294 million after-tax) for the impairment of goodwill in our Telecommunications segment; and $409 million ($239 million after-tax) for the impairment of assets of our photonic technologies and conventional video components businesses.

(c) During 2002, Corning retired a significant portion of long-term debt resulting in a gain of $176 million ($108 million after-tax).

(d) This amount reflects charges for impairments of certain equity method investments in Corning's Telecommunications segment.

(e) On December 13, 2002, Corning completed the sale of our precision lens business to 3M Company for approximately $800 million in cash and recorded a gain on the sale of $652 million ($415 million after-tax) included in income from discontinued operations. The remaining $63 million, net of tax, of income from discontinued operations represents the 2002 operating results of the precision lens business prior to the sale to 3M Company.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                  Three Months and Year Ended December 31, 2004
                        (Unaudited; amounts in millions)

--------------------------------------------------------------------------------
Corning's free cash flow financial measures for the three months and year ended December 31, 2004 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP financial measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.
--------------------------------------------------------------------------------

                                                                     For the three               For the
                                                                     months ended               year ended
                                                                   December 31, 2004         December 31, 2004
                                                                   -----------------         -----------------
Operating cash flow                                                    $     366                 $   1,009

Less: Investing cash flow                                                   (359)                     (922)

Plus:  Short-term investments - acquisitions                                 284                     1,253

Less:  Short-term investments - liquidations                                (217)                   (1,027)
                                                                       ---------                 ---------

Free cash flow                                                         $      74                 $     313
                                                                       =========                 =========

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                        Three Months Ended March 31, 2005
           (Unaudited; amounts in millions, except per share amounts)

--------------------------------------------------------------------------------
Corning's earnings per share (EPS) excluding special items for the first quarter of 2005 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles
(GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.
--------------------------------------------------------------------------------

                                                                Range
                                                        ----------------------
Guidance: EPS excluding special items                   $0.11            $0.13

Special items:
     Restructuring, impairment and other
       (charges) and credits (a)

     Asbestos settlement (b)

     (Loss) gain on repurchases and
        retirements of debt, net (c)                    -----            -----

Earnings per share

        This schedule will be updated as additional announcements occur.

(a) From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b) As part of Corning's asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, when the reorganization plan becomes effective, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning's common stock price prior to contribution of the shares to the trust. In the first quarter of 2005, Corning will record a charge or credit for the change in its common stock price as of March 31, 2005 compared to $11.77, the common stock price at December 31, 2004.

(c) From time to time, Corning may repurchase or retire debt, which could result in a gain or loss during the quarter.


Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning's first quarter 2005 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                          Year Ended December 31, 2004
                        (Unaudited; amounts in millions)

--------------------------------------------------------------------------------
Corning's comment,  "...Corning's  Telecommunications segment posted significant improvements  in....net income,  excluding the non-cash impairment charges taken in October 2004." is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting a non-GAAP improvement in net income is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.
--------------------------------------------------------------------------------

                                                                Net Income
                                                     For the years ended December 31,
                                                     --------------------------------
                                                         2004               2003                Improvement
                                                     -----------         -----------            -----------
Telecommunications segment net loss,
  excluding special items                            $     (58)          $    (194)              $     136
                                                                                                 =========

Special items:
Restructuring, impairment and other (charges)
  and credits (a)                                       (1,800)                 32

Equity in earnings of associated companies,
  net of impairments (b)                                   (35)                 (7)
                                                     ---------           ---------

Telecommunications segment net loss                  $  (1,893)          $    (169)
                                                     =========           =========

2003 Special Items:

(a) Corning recorded net credits of $36 million ($32 million after-tax) in its Telecommunications segment related to the following significant actions: charges for the exit and sale of the photonic technologies business, offset by credits to prior period's restructuring plans, most notably for our decision not to exit two cabling sites previously marked for shutdown in 2002.

(b) This amount reflects charges for impairments of certain equity method investments in Corning's Telecommunications segment.

2004 Special Items:

(a) Corning recorded net charges of $1.798 billion ($1.8 billion after-tax) in its Telecommunications segment primarily related to the impairment of goodwill and fixed assets.

(b) This amount reflects charges for impairments of certain equity method investments in Corning's Telecommunications segment.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
                          Year Ended December 31, 2004
                        (Unaudited; amounts in millions)

--------------------------------------------------------------------------------
Corning's equity earnings contribution from Dow Corning Corporation (Dow Corning) is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles
(GAAP). The company believes presenting non-GAAP financial measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.
--------------------------------------------------------------------------------

                                                              For the
                                                             year ended
                                                          December 31, 2004
                                                          -----------------

Dow Corning net income                                        $  238

Corning's equity in earnings of Dow Corning (a)                  116

Special items (b)                                                 21
                                                              ------

Corning's equity in earnings of Dow Corning,
  excluding special items                                     $  137
                                                              ======


(a) Based on Corning's 50% ownership interest of Dow Corning, recorded net of tax.

(b) In 2004, Dow Corning recorded a restructuring charge and a charge to adjust interest liabilities due to court rulings on its emergence from bankruptcy. Our equity earnings included $21 million related to these charges.